Exhibit 5.2

LATHAM & WATKINS llp	9 Raffles Place #42-02 Republic Plaza Singapore 048619
Tel: +65.6536.1161 Fax: +65.6536.1171 www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Munich
	Barcelona	New Jersey
	Brussels	New York
November 28, 2008	Chicago	Northern Virginia
	Doha	Orange County
	Dubai	Paris
	Frankfurt	Rome
Chartered Semiconductor Manufacturing Ltd.	Hamburg	San Diego
60 Woodlands Industrial Park D	Hong Kong	San Francisco
Street 2, Singapore 738406	London	Shanghai
	Los Angeles	Silicon Valley
	Madrid	Singapore
	Milan	Tokyo
Re: Registration Statement on Form F-3	Moscow	Washington, D.C.

Ladies and Gentlemen:	File No. #028413-0033
     We have acted as special U.S. counsel to Chartered Semiconductor Manufacturing Ltd., a company incorporated under the laws of Singapore (the “Company”), in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to, among others, the registration for issue and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of up to $955,000,000 aggregate offering price of (i) one or more series of debt securities (the “Debt Securities”), (ii) ordinary shares, no par value (including American Depositary Shares representing ordinary shares) (collectively, the “Ordinary Shares”), (iii) preference shares, no stated par value (the “Preference Shares”), (iv) warrants which may be exercisable for Debt Securities, Ordinary Shares or Preference Shares (the “Warrants”), and (v) any combination of the foregoing.
     The Debt Securities may be issued pursuant to one or more indentures and one or more supplements thereto, the forms of which are to be submitted with the Commission as exhibits to a report on Form 6-K under the Act (collectively, the “Indentures” and each, an “Indenture”), in each case between the Company and a trustee. Any Debt Securities may be exchangeable for and/or convertible into Ordinary Shares or into other securities. The Warrants may be issued pursuant to one or more warrant agreements and one or more supplements thereto, the forms of which are to be submitted with the Commission as exhibits to a report on Form 6-K under the Act (collectively, the “Warrant Agreements” and each, a “Warrant Agreement”), in each case between the Company and an agent.
     This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Debt Securities and the Warrants.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     (1) When the applicable Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of any particular series of Debt Securities have been duly established in accordance with such Indenture and applicable law and authorized by all necessary corporation action of the Company (including, without limitation, by the adoption by the board of directors of the Company of resolutions duly authorizing the issuance and delivery of such Debt Securities and the Ordinary Shares or other securities that such Debt Securities may be exchangeable for and/or convertible into), and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Indenture and in the manner contemplated by the Registration Statement and/or the applicable prospectus and by such corporate action, such Debt Securities will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

Chartered Semiconductor Manufacturing Ltd.
November 28, 2008

LATHAM & WATKINS llp

     (2) When the applicable Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and applicable law and authorized by all necessary corporate action of the Company (including, without limitation, by the adoption by the board of directors of the Company of resolutions duly authorizing the issuance and delivery of such Warrants), and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, or the judicial application of foreign laws or governmental actions affecting creditors’ rights; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.
     With your consent, we have assumed (i) that each of the Debt Securities and Warrants, and the applicable Indentures and Warrant Agreements governing such securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that the Company has been duly incorporated and is validly existing as a corporation under the laws of Singapore, and has the power and authority to execute, deliver and perform its obligations under the Documents, (iii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iv) that each of the Documents will constitute legally valid and binding obligations of the parties thereto (other than the Company with respect to New York law) , enforceable against each of them in accordance with their respective terms, and (v) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP